Exhibit 99.1

Company contact:

Roberto Cuca	Jeanne Mell
Chief Financial Officer	VP Corporate Communications
610-882-1820	484-353-1575
Investorinfo@orasure.com	media@orasure.com
www.orasure.com	www.orasure.com

OraSure Technologies, Inc. Announces Two Acquisitions and Reaffirms Fourth Quarter 2018 Guidance

CoreBiome leverages OraSure’s leadership position in microbiome sample collection with end-to-end laboratory services for sample processing, sequencing, and bioinformatics

Novosanis’ urine collection technology expands molecular collection portfolio and advances OraSure’s expertise in non-invasive sampling

Bethlehem, PA – January 4, 2019 – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point of care diagnostic tests and specimen collection and stabilization devices, today announced that it has entered into definitive agreements to acquire two companies. The transactions are expected to close within the next week.  OraSure also reaffirmed its fourth quarter 2018 financial guidance.

“These acquisitions clearly demonstrate our commitment to our innovation-driven growth strategy,” said Dr. Stephen S. Tang, Ph.D., President and CEO of OraSure Technologies. “The acquisitions of Novosanis and CoreBiome, both innovators in their respective markets, add differentiated products and services that we expect will enhance our Molecular business, our longer-term corporate growth profile, and returns for our stockholders. Both transactions will leverage the sales and marketing resources of our wholly-owned subsidiary DNA Genotek to cultivate commercial customers, key opinion leaders and academic collaborators.”

CoreBiome

CoreBiome is a privately-held, Minnesota-based early-stage microbiome services provider that accelerates discovery for customers in the pharmaceutical, agricultural, and research communities. CoreBiome’s technology provides information-rich characterization of microbial diversity and function, paired with machine learning and expert analytics. CoreBiome’s proprietary genomics pipeline and optimal algorithms deliver speed and scalability in the lab as well as highly precise analytics. CoreBiome was co-founded in 2016 by Dr. Dan Knights, a globally recognized expert in microbiome informatics who has developed leading methods for analyzing microbiome data, along with Dr. Daryl Gohl and Dr. Kenny Beckman, domain experts in genomics methods and clinical lab operations.

“The global microbiome market is expected to grow by double digits, from approximately $325 million in 2017 to $725 million or more in 2022,” said Dr. Tang. “Expanding our services through the CoreBiome acquisition will allow OraSure to optimally address future microbiome research needs, capture new segments and expand our leadership position in this dynamic market.”

“The microbiome is transforming how people do research in human health and agriculture. Companies are increasingly looking to understand how the complex behavior of the microbiome affects their product development, and this requires big data,” said Dr. Knights, CEO of CoreBiome. “CoreBiome’s highly scalable and reproducible BoosterShot™ platform allows researchers to efficiently run high-resolution DNA sequencing on thousands of microbiome samples. This means investigators can now measure important changes often missed in under-powered studies. CoreBiome’s bioinformatics platform uses machine learning and advanced data visualization to help customers leverage that big data and to make world-class microbiome expertise available on-demand.”

The CoreBiome acquisition positions OraSure to become a leading, end-to-end solution provider for researchers, therapeutic and diagnostic development customers, and Direct-to-Consumer companies,” said Dr. Tang. “We look forward to accelerating the adoption of CoreBiome’s cutting-edge microbial genomics technology and analytics expertise into DNA Genotek’s customer network. We’re excited about the synergies that will come from combining DNA Genotek’s proprietary sampling and stabilization technology with CoreBiome’s platform across the many industries that will be impacted by the microbiome.”

Novosanis

Novosanis is a privately-held, Belgian company founded as a spinoff company from the University of Antwerp, Belgium, in 2013. Novosanis is an early commercial-stage producer and distributor of urine sample collection devices targeted primarily at the liquid biopsy, Sexually Transmitted Infection (STI) screening, and urological cancer markets.

Novosanis’ primary product technology is Colli-Pee, an easy-to-use device designed for the standardized collection of first-void urine in the privacy of the user’s home or at a clinic. The initial commercial application is as a collection device for liquid biopsy tests in the prostate and bladder cancer markets. Additionally, product validation and clinical trials are underway with industry-leading STI test manufacturers.  Colli-Pee is the only product specifically designed to collect a first-void sample and offers significant advantages to urinary testing companies, including superior test performance, ease-of-use for both collection and in the lab, and flexible customization options based on specific need.

“The Novosanis acquisition represents a clear fit in our stated ‘core growth strategy’ for our Molecular business – to grow our portfolio of collection products beyond oral samples by leveraging expertise in collection and stabilization tools and technologies – all of which can be used at home or in the clinic,” said Dr. Tang. “The Colli-Pee urine collection device has utility in high-growth markets, including liquid biopsy and STI diagnostics where OraSure can leverage its existing intellectual property, brand, and market expertise to deliver even more value to existing, and new, Molecular customers.”

Dr. Tang continued: “We believe there is a significant opportunity for an easy-to-use, differentiated product that combines our existing stabilization technology with Novosanis’ first-void sample and volumetric capabilities.  The Colli-Pee product is the perfect answer for this unmet market need. DNA Genotek built its business on establishing DNA from saliva as a proven and trusted sample type for molecular analysis. We believe a key enabler for similar development of the urine market will be an improved collection experience with Colli-Pee, combined with ambient temperature stabilization of the sample.”

Dr. Vanessa Vankerckhoven, co-founder and CEO of Novosanis, added, “The Novosanis team is excited to become part of the OraSure family. The Colli-Pee device is complementary to OraSure’s existing portfolio of non-invasive sample collection devices. The acquisition will allow us to ensure further growth and expansion of our Colli-Pee device globally.”

“With our growing customer base, we’ve been rapidly expanding our manufacturing capacity in recent months,” Koen Beyers, Novosanis co-founder and Chief Technology Officer explained. “I’m looking forward to building scale and diversity of our innovation with OraSure and DNA Genotek.”

CoreBiome and Novosanis Acquisitions – Financial Considerations

The transactions are structured with an upfront payment and potential additional payments based on future performance. The Company expects that the acquisitions will together contribute from $4 million to $7 million in net revenues in 2019, with $0.03 to $0.05 per share of dilution to non-GAAP earnings excluding transaction costs and required acquisition accounting adjustments.

Fourth Quarter 2018 Guidance

The Company continues to expect net revenue to range from $46.5 million to $48.0 million – representing full year revenue growth of 7% over 2017 – and net income of $0.09 to $0.11 per share for the three months ended December 31, 2018.

Investor Conference Call

The Company will host a conference call to discuss the foregoing transactions on Friday, January 4, 2019 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). On the call will be Stephen S. Tang, Ph.D., President and Chief Executive Officer, and Roberto Cuca, Chief Financial Officer. The call will include prepared remarks by management and a question and answer session.

In order to listen to the conference call, dial (844) 831-3030 (domestic) or (315) 625-6887 (international) and reference Conference ID# 3783126.

About OraSure Technologies

OraSure Technologies is a leader in the development, manufacture and distribution of point-of-care diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions. Its first-to-market, innovative products include rapid tests for the detection of antibodies to HIV and HCV on the OraQuick® platform, oral fluid sample collection, stabilization and preparation products for molecular diagnostic applications, and oral fluid laboratory tests for detecting various drugs of abuse. OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, research and academic institutions, distributors, government agencies, physicians’ offices, commercial and industrial entities and consumers. The Company’s products enable healthcare providers to deliver critical information to patients, empowering them to make decisions to improve and protect their health.

Important Information

This press release contains certain forward-looking statements, including with respect to the acquisitions of CoreBiome and Novosanis, and the expected benefits thereof, and with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to successfully manage and integrate the acquisitions in a manner that complements or leverages our existing business, or otherwise expands or enhances our portfolio of products and our end-to-end service offerings, and the diversion of management's attention from our ongoing business and regular business responsibilities to effect such integration; failure to realize the expected economic benefits of the acquisitions (and increased returns for our stockholders), including that the anticipated synergies, revenue enhancement strategies and other benefits from the acquisitions may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates; ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for the Company’s products; impact of significant customer concentration in the genomics business; impact of increased reliance on U.S. government contracts; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions; reduction or deferral of public or other funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention (“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; ability to maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to meet financial covenants in credit agreements; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors that could affect our results are discussed more fully in the Company’s Securities and Exchange Commission (“SEC”) filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.